EXHIBIT 99.j-2

                                EXHIBITS 23(J)(2)
                   CONSENT OF SUTHERLAND ASBILL & BRENNAN, LLP


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                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

         We consent to the reference to our firm under the heading "Legal Counsel and Independent Certified Public Accountants" in the Statement of Additional Information included in the Post-Effective Amendment No. 40 to the Registration Statement on Form N-1A for IDEX Mutual Funds (File No. 33-2659). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                                 SUTHERLAND ASBILL & BRENNAN LLP



                                                 By: /s/ KIMBERLY J. SMITH
                                                     ---------------------------
                                                     Kimberly J. Smith, Esq.

Washington, D.C.
November 30, 2000